VOTING AGREEMENT

      AGREEMENT, dated as of 10 day of June, 1997 by and between EUROTECH, LTD, a USA District of Columbia Corporation with offices located at 1200 Prospect Street, Suite 425, San Diego, California USA 92037 ("EURO") and Efim Broide (THE AUTHOR) located in Israel at Massaric St. 7/6 Bat Yam, Israel.

                                   WITNESSETH

      WHEREAS, THE AUTHOR has presented certain scientific-technical ideas and has formed along with the other entities an Israeli start-up company named Separator (START-UP) with the intent to further research and develop the said ideas into the marketable technologies and later to implement this development into industrial applications,

      WHEREAS, EURO has initiated and funded the search and selection of the technology on which THE START-UP is formed and EURO will undertake the responsibilities for the future marketing licensing and industrial implementation of the developed technology, and

      WHEREAS, EURO has committed to provide for the necessary funding of the START-UP operations and be exclusively responsible for the introduction of the developed technology and corresponding products to the world market

      WHEREAS, THE AUTHOR holds 50% (fifty percent) of the equity in the START-UP at the time of the formation and THE AUTHOR would like to yield the decisions on the marketing and major operational issues of the START-UP to EURO,

      NOW THEREFORE in consideration of the mutual covenants herein contained and of the mutual benefits herein provided EURO and THE AUTHOR have agreed as follows:

1. Commitment to the mutual voting position - yield of the voting rights. THE AUTHOR has agreed that he will yield his voting rights as a 50% shareholder of the START-UP to EURO or its representative regardless whether EURO representative is on the Board of Directors of the START-UP or not. THE AUTHOR will take written instruction from EURO on THE AUTHOR's voting position on the issues related to the strategic decisions made by the Board of Directors of THE START-UP such as but not limited to the issue of the shares, sales of the shares, appointment of the officers of the START-UP, signing of the major contracts, licensing of the technology etc.

2. Term. The term of this agreement shall be for the life of the START-UP with transfer of the status quo as appropriate to the successor of the START-UP if and when such a transfer takes place and in which THE AUTHOR will have the equity share.

3. Other Arrangements. This Agreement does not preclude from making any other arrangements between EURO and THE AUTHOR in the course of conducting mutual business.

4. Complete Agreement. This Agreement supersedes any other and all prior written or oral other agreements between EURO and THE AUTHOR made on the subject of this Agreement.

5. Governing Law. All disputes and claims between the parties in connection with this agreement shall be settled at the competent court of New York City USA and the parties to this Agreement shall submit themselves to the jurisdiction of such a court.

6. Penalties. THE AUTHOR agrees that if he votes against or differently from the position taken by EURO and such voting results into direct or indirect financial losses of EURO or damages marketing position of EURO or causes any other setbacks for EURO, THE AUTHOR will be liable to cover such losses by transferring to EURO without compensation all the equity held by THE AUTHOR in the START-UP as a minimum to cover said losses. THE AUTHOR realizes that such a transfer may or may not fully compensate EURO for the said losses and THE AUTHOR can be further held liable and sued in the court of law.

7. General. Any amendments to this agreement shall be binding upon the parties only if mutually agreed upon in writing and signed by both parties to this agreement. Any provision herein which is found to be illegal, invalid or unenforceable under any applicable provision of the laws in effect in Israel or with respect thereto shall be amended to the extent required to render this agreement valid, legal and enforceable under such laws and such amendments shall not affect the basic rights and obligation of the parties to this agreement and the basic intent of this agreement as given in para. 1, 2 and


      IN WITNESS WHEREOF, EURO and THE AUTHOR have executed this Agreement as of the date first above written.


/s/ E. Broide                       /s/ A. Trossman
-------------------------           -------------------------------
THE AUTHOR                          EUROTECH
BY:                                 BY:   Dr. Randolph A. Graves Jr.
                                          CEO and Chairman of the Board